EXHIBIT 99.3
Michigan Insurance Company
Financial Statements as of and for the Year Ended
December 31, 2009 and Independent Auditors’ Report

MICHIGAN INSURANCE COMPANY

2

Deloitte & Touche LLP 111 S. Wacker Drive Chicago, IL 60606-4301 USA Tel: +1 312 486 1000 Fax: +1 312 486 1486 www.deloitte.com
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Michigan Insurance Company:
We have audited the accompanying balance sheet of Michigan Insurance Company (the “Company”) as of December 31, 2009, and the related statement of operations, shareholders’ equity and comprehensive income, and cash flow for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, based upon our audit, such financial statements present fairly, in all material respects, the financial position of Michigan Insurance Company at December 31, 2009, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
February 16, 2011
Member of
Deloitte Touche Tohmatsu Limited

MICHIGAN INSURANCE COMPANY
BALANCE SHEET
AS OF DECEMBER 31, 2009

2009
ASSETS

Cash and cash equivalents	$4,189,795

INVESTMENTS:
Fixed maturity, available-for-sale (amortized cost of $53,904,521)	55,289,693
Equity securities, available-for-sale (amortized cost of $7,236,092)	7,668,840

Total investments	62,958,533

Reinsurance recoverable on unpaid losses and loss expenses	70,546,576
Reinsurance recoverable on paid losses and loss expenses	6,140,396
Prepaid reinsurance premiums	35,427,791
Premiums receivable, net of $363,000 allowance	28,617,004
Deferred acquisition costs	8,722,869
Other assets	4,153,797
Deferred federal income taxes	2,835,500
Accrued interest and dividends receivable	663,089
Fixed Assets, net of accumulated depreciation of $920,340	228,283

TOTAL	$224,483,633

See notes to financial statements.

2009
LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Reserve for losses and loss expenses	$94,527,161
Unearned premiums	47,496,773
Reinsurance balances payable	18,581,795
Unearned commissions	10,305,406
Commissions payable	7,545,846
Accounts payable and accrued expenses	4,791,147
Surplus notes	5,000,000
Borrowed funds	2,543,559
Advanced premium	978,365
Current tax liability	490,380
Other liabilities	204,061

Total liabilities	192,464,493

SHAREHOLDERS’ EQUITY:
Common stock, $1 par value—authorized 20,000,000 shares; 2,103,845 shares issued and outstanding	2,103,845
Paid-in capital	18,948,198
Accumulated other comprehensive income	1,179,697
Accumulated income	9,877,969
Treasury stock (8,001 shares in 2009)	(90,569)

Total shareholders’ equity	32,019,140

TOTAL	$224,483,633

MICHIGAN INSURANCE COMPANY
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

2009

REVENUES:
Premiums earned	$27,043,722
Investment income—net	2,125,069
Commission revenue	23,065,231
Miscellaneous income	525,339

Net realized capital gains (losses):
Other-than-temporary impairment losses	(93,984)
Realized capital gains	540,996
Realized capital losses	(122,261)

Total net realized capital gains	324,751

Total revenues	53,084,112

EXPENSES:
Incurred loss and loss adjustment expenses	17,575,736
Salary and benefits	5,715,970
Commission expense	18,202,935
Underwriting operating expenses	2,875,870
Taxes, licenses & fees	2,703,540
Outside consulting services	1,906,923
Investment expenses	213,062
Interest expense	506,786

Total expenses	49,700,822

INCOME FROM OPERATIONS BEFORE FEDERAL INCOME TAX EXPENSE	3,383,290

FEDERAL INCOME TAX EXPENSE	887,554

NET INCOME	$2,495,736

MICHIGAN INSURANCE COMPANY
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009

			Accumulated
			Other			Total
	Common	Paid-In	Comprehensive	Accumulated	Treasury	Shareholders’
	Stock	Capital	Income	Deficit	Stock	Equity

BALANCE—December 31, 2008	$2,087,216	$18,723,900	$(1,354,933)	$7,382,233	$(56,444)	$26,781,972

Stock issuance—16,629 shares, $1 par value	16,629	224,298				240,927

Stock repurchase— 34,125 shares, $1 par value					(34,125)	(34,125)

Comprehensive income:
Increase in unrealized gain on investments—net			2,534,630			2,534,630
Net income				2,495,736		2,495,736

Total comprehensive income						5,030,366

BALANCE—December 31, 2009	$2,103,845	$18,948,198	$1,179,697	$9,877,969	$(90,569)	$32,019,140

See notes to financial statements.

MICHIGAN INSURANCE COMPANY
STATEMENT OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2009

2009

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
Net income	$2,495,736
Adjustments to reconcile net income to net cash used in operating activities:
Changes in other assets and liabilities:
Premiums receivable	378,012
Accrued interest and dividends receivable	(96,199)
Reinsurance balances receivable	941,255
Deferred acquisition costs capitalization	(8,722,869)
Deferred acquisition costs amortization	8,720,437
Depreciation of fixed assets	218,370
Other assets	(2,315,708)
Reserve for losses and loss expenses	271,156
Unearned premiums	(1,348,056)
Unearned commissions	27,568
Reinsurance balances payable	(1,075,926)
Federal income tax payable	215,350
Advanced premium	(211,497)
Accounts payable and accrued liabilities	398,585
Other liabilities	(66,120)

Total changes in other assets and liabilities	(2,665,642)

Deferred Federal income taxes	(260,086)
Amortization of bond premium and discount, net	346,973
Realized capital gains, net	(324,750)

Total adjustments	(2,903,505)

Net cash used in operating activities	(407,769)

INVESTING ACTIVITIES:
Proceeds from investments:
Maturities of bonds	1,580,000
Sale of bonds	39,133,430
Sale of equity securities	1,142,859
Cost of investments acquired:
Bonds	(47,184,897)
Equity securities	(1,404,578)

Purchase of fixed assets	(55,884)

Net cash used in investing activities	(6,789,070)

FINANCING ACTIVITIES:
Issuance of common stock	16,629
Additional paid-in capital	224,298
Treasury stock	(34,125)
Repaid funds	(104,202)
Borrowed funds	2,543,559

Net cash provided by financing activities	2,646,159

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,550,680)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	8,740,475

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,189,795

See notes to financial statements.

MICHIGAN INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2009
1.	NATURE OF BUSINESS

Michigan Insurance Company (the “Company”) was formed on November 3, 1997, by WBM Corporation (WBM), a wholly owned subsidiary of West Bend Mutual Insurance Company (“West Bend”). The Company is a property casualty insurer, which writes business in the state of Michigan. The Company’s major lines of business based on net premiums written include, auto liability and physical damage (38%), workers’ compensation (22%), homeowners (17%), and multiple peril (13%). In December 2006, West Bend dissolved WBM Corporation and now the Company is majority-owned directly by West Bend.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of Michigan Insurance Company are presented in accordance with accounting principles generally accepted in the United States of America (GAAP). A summary of the significant accounting policies are as follows:

Cash and Cash Equivalents—Cash and cash equivalents include unrestricted deposits in financial institutions, money market mutual funds, and U.S. Treasury bills, money market instruments, and commercial paper with maturities at the date of purchase of 90 days or less.

Investments—Investments in debt securities, including bonds, and investments in equity securities, including common stocks, are classified as available for sale and are carried at fair value.

Unrealized gains and losses on investments in debt and equity securities, net of any deferred federal income taxes, are included in accumulated other comprehensive loss as a separate component of stockholders’ equity.

Debt securities are considered other-than-temporarily impaired, and their cost basis written down to fair value with the impairment loss being included in net realized investment losses, when management plans or is required to sell or it is more likely than not that the Company will be unable to collect all amounts due according to the contractual terms of the fixed maturity security. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery, or if it is more likely than not that sale of securities will be required to maintain adequate capital levels. See Recent Accounting Standards-Adopted within Note 15 and Note 3 for a more detailed discussion.

Equity securities are considered other-than-temporarily impaired, and their cost basis written down to fair value with the impairment loss being included in net realized investment losses, when management expects the cost not to be recoverable. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery. See Note 3 for a more detailed discussion.

Interest income is recognized on an accrual basis. For mortgage-backed and other structured securities, income is recognized using a constant effective yield, based on anticipated prepayments and the estimated economic life of the securities. When estimates of prepayments change, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. Such adjustments are reflected in net investment income. Discounts and premiums on debt securities are amortized over the estimated lives of the respective securities on an effective yield basis. Dividends are recorded at the ex-dividend date.

Realized gains and losses on the sale of investments are determined on a specific identification basis and are recorded on the trade date.

Financial Instruments and Concentrations of Credit Risks — The Company’s investments in fixed maturities and equity securities comprise a diverse portfolio represented by a significant number of issuers.

The Company has reinsurance recoverable on paid and unpaid losses and loss expenses from West Bend of approximately $35,709,672 at December 31, 2009. West Bend is rated A by A.M. Best.

Reinsurance—Reinsurance recoverable on ceded losses is presented as an asset. Unearned ceded premium is stated as prepaid reinsurance, as it represents amounts recoverable for paid and unpaid losses from reinsurers. An estimate for an allowance for doubtful accounts is recorded based upon historical losses and existing economic conditions. The liabilities for losses and loss expenses and unearned premiums are presented in the balance sheet gross of reinsurance ceded. The Company remains contingently liable for losses ceded to reinsurers in the event the reinsuring companies are unable to meet their obligations. Reinsurance premiums are generally reflected in income in a manner consistent with the premiums on the unearned portions. See Note 7 for more detailed discussion.

Deferred Acquisition Costs and Unearned Commissions—Commission expense and other direct underwriting costs which vary directly with and primarily relate to the production of new or renewal business (such as premium tax and personnel costs) are deferred and expensed on a pro-rata basis over the terms of the related policies or benefit schedules. The Company’s policies are written on terms of one year or less. During 2009 the Company capitalized $8,722,869 and amortized $8,720,437 of deferred acquisition costs. Ceding commissions received on the Company’s reinsurance program are deferred and amortized over the terms of the related policies. Ceding commissions are presented on the balance sheet as unearned commissions.

Fixed Assets—Fixed assets are carried at cost, net of accumulated depreciation. At December 31, 2009, the acquired value of Electronic Data Processing (EDP) equipment and software was $1,012,224, and acquired value of furniture, fixtures, equipment and leasehold improvements was $136,398. For financial statement reporting purposes, depreciation is determined on a straight-line basis, half-year convention, over the estimated useful lives of the assets. At December 31, 2009, depreciation expense and accumulated depreciation on EDP equipment and software is calculated over 3 years and was $205,030 and $853,177, respectively. At December 31, 2009, depreciation expense and accumulated depreciation on furniture, fixtures, equipment and leasehold improvements was $13,340 and $67,163, respectively. Furniture, fixtures and equipment is depreciated on a 10-year life, while leasehold improvements are depreciated over the shorter of their estimated useful life or remaining life of the original lease.

Reserve for Losses and Loss Expenses— Loss and loss adjustment expenses are charged to operations as incurred. The reserve for losses is based upon (i) the accumulation of case and factor estimates for losses reported prior to the close of the year on direct business written by the Company; (ii) estimates received from ceding insurers; and (iii) estimates of unreported losses based upon past experience modified for current trends, the total being reduced for that portion ceded to other insurers and salvage and subrogation. The Company provides reserves for loss adjustment expenses by estimating future expenses to be incurred in settlement of claims provided for in the reserve for losses. The estimates are continually reviewed and updated, and any adjustments that may be material are reflected in current operations. The Company also provides for premium deficiency, if any, and anticipates investment income in evaluating any potential premium deficiency.

Unearned Premiums—Premiums from insureds represent amounts recorded for insurance policies written by the Company and are earned over the life of the insurance policy. Unearned premiums represent the unexpired portion of the premium collected and are calculated on a daily pro-rata basis.

Income Taxes—Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments—FASB ASC 820 defines fair value, establishes a framework for measuring fair value under GAAP, establishes a fair value hierarchy based on the observability of inputs used to measure fair value, and enhances disclosures about fair value measurements. FASB ASC 820 provides guidance on how to measure fair value when required under existing accounting standards. See Note 3 for a more detailed discussion.

Fair Value Measurement of Other Financial Instruments— FASB ASC 825 Financial Instruments requires disclosure of fair value information about certain on- and off-balance sheet financial instruments for which it is practicable to estimate that value. In cases where quoted market prices are not readily available, fair values are based on estimates using present value of estimated cash flows or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for significant financial instruments:

Cash and Accrued Investment Income: The carrying amounts for these instruments approximate their fair values due to their short term nature.

Surplus Notes: The carrying amounts for these instruments approximate their fair value using discounted expected future cash flows of payments and interest for debt with comparable terms. As of December 31, 2009, the estimated fair value for this note assuming a 10-year life was $5,469,879. See Note 13 for a more detailed discussion.

Use of Estimates in the Preparation of Financial Statements—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	INVESTMENTS

The cost or amortized cost, unrealized gains and losses, and estimated fair values of investments at December 31, 2009 is as follows:

	2009
	Cost or	Unrealized	Unrealized	Estimated
	Amortized Cost	Gains	Losses	Fair Value

Fixed maturities:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$2,175,539	$77,532	$2,450	$2,250,621
States and political subdivisions	9,550,201	367,924	25,129	9,892,996
Special revenue	24,936,602	696,693	93,703	25,539,592
Industrial and miscellaneous	17,242,179	504,407	140,102	17,606,484

Total fixed maturity	53,904,521	1,646,556	261,384	55,289,693

Common stocks	7,236,092	779,708	346,960	7,668,840

Total	$61,140,613	$2,426,264	$608,344	$62,958,533

Maturities of fixed maturity investment securities at December 31, 2009, are as shown below. Expected maturities may differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on mortgage-backed securities they have not been displayed in the table below by maturity.

	Amortized	Estimated
	Cost	Fair Value

Due in one year or less	$1,304,728	$1,319,736
Due after one year through five years	21,554,484	22,456,312
Due after five years through ten years	14,160,137	14,392,755
Due after ten years	2,695,752	2,710,981

	39,715,101	40,879,784

Mortgage backed securities	14,189,420	14,409,909

Total fixed maturity investments	$53,904,521	$55,289,693

Net investment income consists of the following:

2009

Investment income:
Fixed maturities	$2,090,737
Cash and cash equivalents	20,876
Equity securities	138,141
Income ceded to reinsurers	(124,685)

$2,125,069

Investment expenses:
Other expenses	$(213,062)
Interest expense	(506,786)

(719,848)

Investment income — net	$1,405,221

The Company had gross realized gains related to the sale of investments of $540,996 and gross realized losses of $122,261 for the year ended December 31, 2009. Proceeds from the sale of fixed maturity and equity investments during 2009 were $36,815,141 and $1,142,859, respectively.

As of December 31, 2009, the Company had 13 investments with a decline in fair value that was considered other-than-temporary. The Company recorded other-than-temporary impaired charges on equity securities of $93,984 during 2009. There was no impairment of fixed maturity securities in 2009. The Company continually monitors the difference between the cost basis and the estimated fair value of investments. The Company’s accounting policy for impairment recognition requires that other-than-temporary impairment charges be recorded when it is determined that it is more likely than not that the Company will be unable to collect all amounts due according to the contractual terms of the fixed maturity security, or that the anticipated recovery in the market value of the equity security will not occur in a reasonable amount of time. Impairment charges on investments are recorded based on the fair value of the investments at the measurement date and are included in net realized gains and losses. Factors considered in evaluating whether a decline in value is other-than-temporary include the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery.

The components of net unrealized investment gains (losses) included in accumulated other comprehensive gain were as follows:

2009

Debt securities	$1,385,172
Equity securities	429,746
Deferred income taxes	(635,221)

Total net unrealized investment gain	$1,179,697

The Company’s exposure to subprime mortgage-related risk is limited to the investment portfolio. The Company does not have any direct mortgage loan exposure and does not underwrite exposure to subprime mortgage risk. The Company has identified all investments with subprime exposure through coordination with their investment advisors. The Company has not recognized any significant realized or unrealized losses on these investments. Detail on the Company’s subprime investment exposure is listed below.

	Actual	Book	Fair	Other-Than-Temporary
	Cost	Value	Value	Impairments to Date

Residential mortgage-backed securities	$27,828	$27,828	$27,203	$—

Following is a summary of fixed maturity and equity securities that were in an unrealized loss position at December 31, 2009. Amounts listed as less than 12 months represent securities that have been in an unrealized loss position for less than 12 consecutive months. Amounts listed as 12 months or longer represent securities that have been in an unrealized loss position for 12 or more consecutive months. The Company has the ability and intent to hold the securities until such time as the value recovers or the securities mature. The Company has further considered the financial condition and near term prospects of the issuer including any specific events which may influence the operations of the issuer. Additionally, the Company believes the deterioration in the value of its fixed maturity portfolio is primarily attributable to changes in market interest rates and not the credit quality of the issuer. Therefore, the Company has concluded that its unrealized losses are temporary in nature.

	Less Than 12 Months		12 Months or Longer		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Decmber 31, 2009	Value	Losses	Value	Losses	Value	Losses

Bonds:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$390,656	$2,450	$—	$—	$390,656	$2,450
States and political subdivisions			543,245	25,129	543,245	25,129
Special revenue	4,168,791	76,248	502,325	17,455	4,671,116	93,703
Industrial and miscellaneous	2,474,433	23,731	2,648,671	116,371	5,123,104	140,102

Total bonds	$7,033,880	$102,429	$3,694,241	$158,955	$10,728,121	$261,384

Common stocks	$158,960	$9,269	$4,708,264	$337,691	$4,867,224	$346,960

Of the Company’s loan-backed securities whose fair value is less than amortized cost for which an other-than-temporary impairment has not been recognized in earnings as a realized loss, their unrealized loss and fair value positions at December 31, 2009, are as follows:

December 31, 2009
Less Than 12 Months		12 Months or Longer
	Gross		Gross		Total Gross
	Unrealized		Unrealized	Total	Unrealized
Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

$972,168	$(4,430)	$2,321,471	$(115,743)	$3,293,639	$(120,173)

Fair Value Measurements — Included in various investment related line items in the financial statements are certain financial instruments carried at fair value. The fair value of an asset is the amount at which that asset could be bought or sold in an orderly transaction between willing parties, that is, other than in a forced or liquidation sale. The fair value of a liability is the amount at which that liability could be incurred or settled in an orderly transaction between willing parties, that is, other than in a forced or liquidation sale.

Fair values are based on quoted market prices when available. When market prices are not available, fair value is generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality (matrix pricing). In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models, and assumptions that management believes market participants would use to determine a current transaction price at the measurement date. These valuation techniques involve some level of management estimation and judgment which becomes significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model, or input used.

The Company’s financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by FASB ASC 820. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable and unobservable. The levels of the fair value hierarchy are as follows:

Level 1 — Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 — Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads, and yield curves.

Level 3 — Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

Financial Assets And Liabilities Measured at Fair Value— The following table provides information as of December 31, 2009, about the Company’s financial assets measured at fair value.

	Level 1	Level 2	Level 3	Total

Cash Equivalents (1)	$—	$5,376,765	$—	$5,376,765
Debt securities		55,289,691		55,289,691
Equity securities	7,668,840			7,668,840

Total	$7,668,840	$60,666,456	$—	$68,335,296

(1)	Included within Cash and Cash Equivalents on the Balance Sheet.

Assets Measured at Fair Value on a Nonrecurring Basis — Certain financial assets are measured at fair value on a nonrecurring basis, such as certain investments that are impaired during the reporting period and recorded at fair value on the balance sheet at December 31, 2009. The Company’s impaired assets had a fair value of $107,688 as of December 31, 2009, included within Level 1 in the table above.

Level 1 Financial Assets — $7.7 million —The Company’s recurring basis investments include almost all of its common stocks. These assets include actively-traded exchange-listed equity securities. Unadjusted quoted prices for these securities are provided to the Company by independent pricing services.

Level 2 Financial Assets — $60.7 million — Two of the Company’s short-term money market mutual funds can be redeemed at net asset value per share and must be recorded as a Level 2. All of the Company’s debt securities are a level 2 investment, and all asset classes are represented. Fair values of securities reported in this category are largely provided by independent pricing services. Where independent pricing services provide fair values, the Company has obtained through its investment managers an understanding of the methods, models, and inputs used in pricing, and has controls in place to validate that amounts provided represent current fair values.

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

Level 3 Financial Assets — The Company has no newly issued, privately placed, complex, or illiquid securities in Level 3.

Securities on Deposit — At December 31, 2009, securities with a carrying value of $429,376, were on deposit with government agencies as prescribed by law in the State of Michigan.

4.	FEDERAL INCOME TAXES

The Company files a consolidated property and casualty insurance federal income tax return with West Bend. West Bend has elected, under Section 1552 (a)(2) of the Internal Revenue Code, to allocate the consolidated federal income tax liability based on each consolidated member’s federal income tax liability computed on a separate-return basis, for the year ended December 31, 2009. The allocation of tax or benefit between the Company and West Bend is based on a ratio of each company’s federal income tax or benefit to the total federal income tax calculated on the consolidated federal income tax return, and intercompany balances are settled within sixty days after the consolidated tax return is filed with the Internal Revenue Service.

The provision for Federal income tax expense (benefit) included in the statements of operations consists of the following:

2009

Current tax expense	$1,147,640
Deferred tax benefit	(260,086)

Net Federal income tax expense	$887,554

The components of current income tax expense are as follows:

2009

Federal	$1,058,223
Realized capital gains tax	89,417

Total current federal income taxes incurred	$1,147,640

The following is a reconciliation of federal income tax rate to actual effective rate. The sum of the income tax incurred and the change in the deferred tax asset/liability is different from the result obtained by applying the statutory federal income tax rate to the pretax net income. The significant items causing this difference are as follows:

		% of Pre-Tax
	Tax effect	Income

Pretax income	$3,383,290

Provision computed at federal corporate tax rate	$1,184,152	35.0%
Dividends received deduction	(24,508)	-0.7%
Tax exempt income deduction	(316,881)	-9.4%
Proration on tax exempt investment income	49,198	1.5%
Nondeductible expenses	9,634	0.3%
True-up of prior year tax return	(8,518)	-0.3%
Other	(5,522)	-0.2%

Total income tax expense (benefit) on continuing operations	$887,554	26.2%

Federal and foreign income taxes incurred	$1,058,223	31.3%
Realized capital gains tax	89,417	2.6%
Change in net deferred income taxes	(260,086)	-7.7%

Total income tax expense (benefit) on continuing operations	$887,554	26.2%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2009 are as follows:

2009
Deferred Tax Assets
Loss reserve discounting	$947,857
Unearned premium reserves	844,829
Unearned commissions on ceded premiums	3,606,892
Amortization of software	897
Reserve for bad debt	127,050
Accrual for paid-time off	50,134
Non-qualified deferred comp	114,834
Other-than-temporary impairments	463,858
Incentive accrual	283,628
Surplus note interest	87,500
Capital loss not allowed	10,327

Total gross deferred tax asset	$6,537,806

Deferred Tax Liabilities

Deferred policy acquisition costs	$(3,053,004)
Market discount on bonds	(12,396)
Depreciation	(1,587)
Unrealized gains on investments	(635,221)
Accrued Dividend	(98)

Total gross deferred tax liabilities	$(3,702,306)

Total deferred tax assets	$6,537,806
Total deferred tax liabilities	(3,702,306)

Net deferred tax asset	$2,835,500

Management believes that all gross deferred tax assets at December 31, 2009 are more likely than not realizable given the consolidated filing status with West Bend and assessment that the deductions ultimately recognized for tax purposes will be fully utilized; consequently, no valuation allowance has been established.

At December 31, 2009, the Company had no net operating loss carryforward or foreign tax credit carryforward.

There is $1,205,380 of federal income taxes incurred in the current year that will be available for recoupment in the event of future net losses.

5.	COMMITMENTS AND CONTINGENCIES

Like other members of the insurance industry, the Company is the target of a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and target a range of the Company’s practices. The exact outcome of these disputes is unpredictable.

In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently reserved and may be material to the Company’s operating results or cash flows. However, based on information currently known to it and reinsurance structures in place on claims-related issues, management believes that there are no known matters likely to have a material effect on the financial statements of the Company.

Leases — The Company leases office space under an operating lease agreement that will expire on June 30, 2014. This lease has an escalation clause such that every July the rent will increase by a percentage equal to the change in the Bureau of Labor Statistics cost-of-living index. This increase is subject to a maximum increase of 5%, unless the index is greater than 10%, in which case the annual increase shall be 50% of the annual increase in the index. The Company has a cancellation option under this lease where they can cancel the lease with 90 days prior notice. Upon cancellation, the Company would be subject to a cancellation penalty equal to the unamortized cost of any leasehold improvements. In 2009, the Company expensed $114,714 for operating leases. Future minimum lease payments on current operating leases as of December 31, 2009, are as follows:

Years Ending
December 31
2010	$109,200
2011	109,200
2012	109,200
2013	109,200
2014 and thereafter	54,600

Total future minimum lease payments	$491,400

Borrowed Funds — The Company’s Borrowed Funds at December 31, 2009 represents amounts owed to the Employee Stock Ownership Plan of $43,559 and amounts from the Federal Home Loan Bank (FHLB) of Indianapolis. The Company has no other debt as of December 31, 2009 other than a surplus note, see Note 13.

The Company has an agreement with the FHLB of Indianapolis. Through its membership, the Company has issued debt to the FHLB of Indianapolis in exchange for cash advances in the amount of $2,500,000. The interest rate on the advances is variable and was .58% at December 31, 2009. The advances are due in 2010. It is part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB of Indianapolis for use in general operations would be accounted for consistent with ASC 942, Financial Services Depository and Lending, as borrowed funds. The table below indicates the amount of FHLB of Indianapolis stock purchased, collateral pledged, assets, and liabilities related to the agreement.

2009
FHLB stock purchased/owned as part of the agreement	$125,000
Collateral pledged to the FHLB	3,450,000
Borrowing capacity currently available	3,138,054
Agreement assets — carrying value	3,383,151
6.	RESERVES FOR LOSSES AND LOSS EXPENSES

Activity in the loss and loss expense reserves is summarized as follows:

2009
Net reserves for losses and loss expenses as of January 1	$24,451,298

Incurred related to:
Current year	20,258,540
Prior years	(2,682,804)

Total incurred	17,575,736

Paid related to:
Current year	(10,179,041)
Prior years	(7,867,408)

Total paid	(18,046,449)

Net reserves for losses and loss expenses at December 31	23,980,585
Add reinsurance recoverable on unpaid losses and loss expenses	70,546,576

Gross reserves for losses and loss expenses at December 31	$94,527,161

Reserves for incurred loss and loss expense attributable to events of prior years decreased by $2,682,804 for the year ended December 31, 2009. This decrease was generally attributable to ongoing analysis of recent loss development trends and is primarily attributable to the private passenger auto, commercial auto, and commercial multiple peril lines of business.

Management believes that the reserves for losses and loss expenses at December 31, 2009 are adequate to cover the ultimate net cost of losses and claims incurred to date, but the reserves are necessarily based on estimates and no representation is made that the ultimate liability may not exceed such estimates.

7.	REINSURANCE

The Company enters into reinsurance agreements to reduce overall risk, including exposure to large losses and catastrophic events. The Company retains the risk of loss in the event that a reinsurer is unable to meet the obligations assumed under the reinsurance agreements. The Company also assumes insurance risk that was directly written by other insurance entities. The effect of reinsurance on premiums written and earned and on losses and loss expenses incurred for the years ended December 31, 2009 is as follows:

	2009
		Assumed	Assumed	Ceded	Ceded
	Direct	West Bend	Other	West Bend	Other	Net
Premiums written	$106,577,630	$1,954,893	$1,006,632	$71,456,547	$11,382,201	$26,700,407
Premiums earned	108,046,157	2,396,572	444,482	72,847,907	10,995,582	27,043,722
Unearned premiums	46,136,805	984,241	375,727	32,127,040	3,300,751	12,068,982
Losses and loss expenses incurred	71,911,287	722,632	1,064,223	46,340,529	9,781,877	17,575,736
Reserves for losses and loss expenses	89,496,025	800,549	4,230,587	50,481,057	20,065,519	23,980,585
The Company’s maximum exposure on its property and casualty business was $375,000 per occurrence in 2009. Catastrophic reinsurance provided property coverages with a limit of approximately $110,000,000 in excess of a $10,000,000 retention for each loss event in 2009. The Company’s reinsurance for property and casualty and catastrophic coverage is purchased on a group basis, which includes West Bend.

The Company has a quota-share agreement with West Bend. Under this agreement, for the year ended December 31, 2009, the Company cedes 75% of its direct premiums less all other ceded premium to West Bend. The amount of losses and unearned premiums ceded, including reinsurance recoverable on paid losses and loss expenses, under this agreement at December 31, 2009, is $86,243,232. The Company receives a ceding commission on the premiums it cedes to West Bend. The ceding commission paid to the Company for 2009 was $26,068,222.

The balance of reinsurance recoverables at December 31, 2009 was $76,686,972. This balance is subject to uncertainties similar to the estimates of the gross reserves for claims and policy benefits and loss and loss adjustment expenses. The collection of the balances is also subject to risks. The Company evaluates the risks to collection of these balances in determining the need to establish an allowance for uncollectible reinsurance. In making this determination, the Company considers, among other factors, the credit rating of the reinsurers, its past collection experience, the aging of balances, and any known credit concerns or disputes over contract interpretations. The Company believes there is no significant risk of loss related to is recoverable. Based on the Company’s evaluation no allowance for uncollectible reinsurance was recorded at December 31, 2009.

8.	BENEFIT AND INCENTIVE PLANS

As of December 31, 2009, the Company accrued $869,925 as a provision for incentive plans available to employees of the Company, which is comprised of an Employee Stock Ownership Plan (ESOP) and cash bonus plan.

The ESOP is a defined contribution plan, and funding of the plan is primarily dependent on compensation of the eligible employees. Compensation is measured as all amounts paid to employees during the year for their services excluding any bonuses. Compensation eligible for the ESOP plan is capped at $200,000. ESOP contributions are determined annually by the Company’s board of directors and expensed in the year earned. All employees are eligible to participate with the exception of those defined as highly compensated under Employee Retirement Income Security Act of 1974 definitions. Cash dividends on stock allocated to the ESOP plan may be paid to the plan to purchase additional shares or may be paid directly to the participants as determined by the Company. The plan is obligated to repurchase the shares of any terminated employees who were part of the plan. ESOP-related expenses were $198,699 for 2009, and these expenses are considered additional compensation expense for the Company. During 2009, the ESOP purchased 7,564 shares of the Company’s common stock at a price of $13.34 per share. As of December 31, 2009, the ESOP plan held 91,853 shares of the Company’s common stock.

The Company has a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. Employee contributions of up to 6% of eligible compensation are matched 50% by the Company. The expense related to this plan was $139,740 in 2009.

9.	REGULATORY ACCOUNTING

A reconciliation between net income and shareholders’ equity in 2009 presented in accordance with GAAP (as reflected in the accompanying financial statements), and net income (loss) and capital and deficit as determined in accordance with statutory accounting practices prescribed or permitted by the Michigan Office of Financial and Insurance Regulation (OFIR) (Statutory), is as follows:

	Net Income	Shareholders’ Equity
	2009	2009
GAAP, per accompanying financial statements	$2,495,736	$32,019,140
Unrealized gain/loss on fixed maturity investments		(1,385,172)
Deferred acquisition costs, net	(2,432)	(8,722,869)
Unearned commissions on ceded premium	27,567	10,305,406
Surplus notes	250,000	5,250,000
Deferred income taxes	(260,086)	479,500
Nonadmitted assets		(3,907,353)
Premium receivable	79,000	(96,515)

Statutory	$2,589,785	$33,942,137

10.	RISK-BASED CAPITAL

The National Association of Insurance Commissioners (NAIC) has developed Property-Casualty Risk-Based Capital (“RBC”) standards that relate an insurer’s reported statutory capital and surplus to the risks inherent in its overall operations. The RBC formula uses the statutory annual statement to calculate the minimum indicated capital level to support asset (investment and credit) risk and underwriting (loss reserves, premiums written, and unearned premium) risk. The NAIC model law calls for various levels of regulatory action based on the magnitude of an indicated RBC deficiency, if any. The Company has determined that its capital levels are in excess of the minimum capital requirements for all RBC action levels.

11.	DIVIDEND RESTRICTION

The Company is subject to statutory restrictions that limit the amount of dividends which can be paid by State of Michigan insurance companies to shareholders without prior approval from the OFIR. Based upon these restrictions no dividends can be paid in 2010 without the consent of the OFIR. The Company did not pay any dividends in 2009.

12.	COMPREHENSIVE INCOME

The Company reports and presents comprehensive income and its components in accordance with ASC 220 Comprehensive Income. ASC 220 has no impact on the Company’s net income or shareholders’ equity. The Company’s only component of other comprehensive income was net unrealized gain on securities. A summary of the net unrealized gain recognized in other comprehensive income is as follows:

2009
Balance, December 31, 2008	$(1,354,933)
Net unrealized gain arising during the year, net of taxes of $1,364,801	2,534,630

Balance, December 31, 2009	$1,179,697

13.	SURPLUS NOTE

In January 2002, WBM Corporation purchased a surplus note from the Company for $5,000,000, which thereby increased capital and surplus above the minimum requirements of the Michigan OFIR. Statutes for the State of Michigan require insurers to have a minimum capital and surplus of $7,500,000. The surplus note has an interest rate of 5% and the repayment of any principal can only be paid from the surplus earnings of the Company to WBM Corporation with the prior approval of the Company’s board of directors and the OFIR. As of December 19, 2006, the ownership of the surplus note was transferred to West Bend as part of the dissolution of WBM Corporation. Interest is noncumulative and paid annually, although starting in 2008 it was not accrued for in statutory accounting until approved by the OFIR. Interest expense of $250,000 was recorded during 2009. Surplus notes are recorded as a liability of the Company in the accompanying GAAP financial statements.

14.	RELATED-PARTY TRANSACTIONS

At December 31, 2009, West Bend owned 83.60% of the Company’s stock. West Bend provided certain accounting, tax, and actuarial services to the Company in 2009 and has been reimbursed according to a cost allocation agreement approved by the Michigan OFIR. The cost allocation agreement became effective on January 1, 1997. The Company incurred $216,190 of expense under the cost allocation agreement during 2009. At December 31, 2009, the Company had a liability of $7,996 due to West Bend under this agreement.

15.	RECENTLY ADOPTED ACCOUNTING STANDARDS

Recent Accounting Standards — Adopted

On July 1, 2009, FASB Accounting Standards Codification™ (“ASC”) became the sole source of authoritative GAAP literature recognized by the Financial Accounting Standards Board for financial statements issued for interim and annual periods ending after September 15, 2009. ASC did not change GAAP, but rather combined the sources of GAAP and the framework for selecting among those sources into a single source. Accordingly, the adoption of ASC had no impact on the financial results of the Company.

Prior to the adoption of ASC, the Company adopted various standards which have been codified into ASC. A discussion of these standards, along with a reference to the ASC topics into which they have been codified, and the effect of adoption on the Company, follows.

In April 2009, the FASB issued amendments to FASB Accounting Standards Codification 320, Investments—Debt and Equity Securities (“FASB ASC 320”), effective for interim and annual periods ending after June 15, 2009. The amendments provide recognition guidance for debt securities classified as available-for-sale and subject to other-than-temporary impairment (“OTTI”). If the fair value of a debt security is less than its amortized cost basis, which is its cost adjusted for accretion, amortization and previously recorded OTTI losses, at the reporting date, an entity shall assess whether the impairment is an OTTI. FASB ASC 320 requires an OTTI loss equal to the difference between fair value and amortized cost to be recognized in earnings if the Company intends to sell the debt security or if it is more likely than not the Company will be required to sell the debt security before recovery of its amortized cost basis or management doe not expect to recover its cost.

The remaining debt securities in an unrealized loss position are evaluated to determine if a credit loss exists, even if it does not intend to sell the security and it is not more likely than not that it would be required to sell the security before recovery of its amortized cost basis. If the Company does not expect to recover the entire amortized cost basis of a debt security, the security is deemed to have an OTTI for credit reasons. For these securities, the Company must bifurcate the OTTI loss into a credit component and a non-credit component. The credit component is recognized in earnings and represents the difference between the present value of the future cash flows that the Company expects to collect and a debt security’s amortized cost basis (“credit loss”). The non-credit component is recognized in accumulated other comprehensive loss and represents the difference between fair value and the present value of the future cash flows that the Company expects to collect.

The amendments to FASB ASC 320 expand the disclosure requirements for both debt and equity securities and require a more detailed, risk-oriented breakdown of security types and related information. In addition, new disclosures are required about significant inputs used in determining credit losses as well as a rollforward of credit losses each period. The disclosures are not required for earlier periods presented for comparative purposes. Application of the FASB ASC 320 amendments apply to existing and new investments held as of the beginning of the interim period of adoption. The Company adopted the provisions of FASB ASC 320 as of April 1, 2009. The adoption did not have an impact on the Company’s financial statements beyond additional disclosures. See Note 3, Other-Than-Temporary Investment Impairments, for expanded disclosures.

FASB Accounting Standards Update (“ASU”) 2009-05, Measuring Liabilities at Fair Value, updated Topic 820 Fair Value Measurements and Disclosures and became effective in 2009. This update clarified some issues related to measuring the fair value of liabilities, which can be difficult because observable market information is scarce, restrictions often prevent transfers of liabilities, and it may be difficult to compare non-performance risk. If a quoted price of a liability is not available, the quoted price for the liability traded as an asset may be used. The Company did not change its methods for estimating the fair values of liabilities as a result of adopting ASU 2009-05.

FASB ASC 855, Subsequent Events, was adopted for 2009 reporting. The only change to existing guidance was to require entities to disclose the date through which subsequent events have been evaluated for issued and reissued financial statements.

Recent Accounting Standards — Pending

FASB ASU 2010-06, Improving Disclosures about Fair Value Measurements, will provide a greater level of disaggregated information and more robust disclosures about valuation techniques and inputs to fair value measurements. It will be effective for 2010 financial statements except that new details required about purchases, sales, issuances, and settlements in the roll forward of activity in level 3 fair value measurements will be effective in 2011.

16.	SUBSEQUENT EVENT

The Company evaluated subsequent events from December 31, 2009 through February 16, 2011, the issuance date of these financial statements.

On December 6, 2010 Donegal Group Inc. announced an agreement pursuant to which it acquired all of the outstanding stock of the Company. The acquisition closed on December 6, 2010 with an effective date of November 30, 2010. The final purchase price will be calculated based on the GAAP book value of the Company as of November 30, 2010. Donegal Group Inc. estimates that the final purchase price will be approximately $42 million. As part of the agreement, the Surplus Note referenced to in Note 13 has been repaid.

Effective on December 1, 2010, the Company entered into a prospective 50% quota share agreement with third-party reinsurers and a prospective 25% quota share reinsurance agreement with Donegal Mutual Insurance Company to replace the 75% quota share reinsurance agreement the Company maintained with West Bend through November 30, 2010.